Exhibit 99.1

Veritone Reports Second Quarter 2025 Results

– Q2 Total Revenue of $24.0 Million, achieving the top end of updated guidance –

– Software Products & Services revenue grew 12% year over year. Excluding Veritone Hire1, Software Products & Services grew over 45% –

– Veritone Data Refinery exited the quarter with a qualified and near-term pipeline of over $20.0 Million, up 33% from June 2025 estimates and up 100% from Q1 2025 –

– Awarded Sole Source Contract with the United States Air Force, deploying and launching aiWARE & iDEMS across portions of the Department of Defense –

– Initiated Cost Reduction and Restructuring Initiatives in June 2025, Anticipated to Provide Annualized Savings of up to $10.0 Million, with $8.0 Million already achieved –

– Announced $10.0 Million Equity Raise, Including $1.0 Million from CEO –

DENVER -- August 7, 2025 -- Veritone, Inc. (NASDAQ: VERI), a leader in building human-centered enterprise AI solutions, today announced results for the second quarter ended June 30, 2025.

“In the second quarter, we achieved the top end of our updated June revenue guidance of $24 million, grew our core AI software revenue 45%, and remain on track to achieve profitability by the second half of 2026,” said President and Chief Executive Officer, Ryan Steelberg. “Our second quarter results were driven by continued demand for our products and services underpinned by our new contract with the United States Air Force and by the expansion of our Veritone Data Refinery pipeline to $20 million. These accomplishments are a testament to the strength of the Veritone platform and the growing demand for our solutions in key verticals.”

Second Quarter 2025 Financial Highlights

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Revenue of $24.0 million, flat compared to Q2 2024.
•
Software Products and Services revenues of $17.5 million, an increase of $1.8 million, or 11.8%, year over year. Excluding Veritone Hire revenue, Software Products and Services grew over 45% year over year driven by larger deals executed in Q2 2025 across the Public Sector and Commercial Enterprise VDR.
•
Managed Services revenue of $6.5 million, a decrease of $1.9 million, or 22.3%, year over year.
•
GAAP gross profit of $15.3 million, a decrease of $1.1 million, or 6.5%, year over year; GAAP gross margin of 63.9% as compared to 68.2% in Q2 2024, largely driven by the higher mix of lower margin revenue.
•
Non-GAAP gross profit of $16.5 million, a decrease of $1.2 million, or 6.7% year over year; non-GAAP gross margin of 68.9% as compared to 73.6% in Q2 2024.
•
Operating loss of $19.3 million, a decrease of $1.0 million, or 4.9%, year over year.
•
Net loss of $26.8 million, an increase of $4.6 million, or 21%, year over year. The year-over-year increase was principally driven by a $2.9 million non-cash change in the estimated fair value of earnout from the divestiture of Veritone One recorded in Q2 2025.
•
Non-GAAP net loss from continuing operations of $8.7 million, a decrease of $1.0 million, or 10.2%, year-over-year.
•
Subsequent to the end of the quarter, closed a registered direct offering for the definitive purchase and sale of 6,452,293 shares of common stock and pre-funded warrants to purchase up to 1,804,587 shares of common stock for aggregate gross proceeds of approximately $9.0 million, and announced a concurrent $1.0 million private placement of up to 709,220 shares to the CEO’s affiliated trust, with net proceeds intended for working capital and general corporate purposes including, but not limited to, capital expenditures, debt service, and other business opportunities and to further develop and market the AI platform and applications.

(1) Veritone Hire revenue in the quarter ended June 30, 2025 was relatively flat year over year.

About Our Sales Pipeline

Our sales pipeline represents revenue we expect to receive based on the total fees payable during the full contract term for new contracts outstanding at the end of the quarter and contracts that we believe have a high probability of closing in the next three to twelve months. We include in our sales pipeline fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term and we do not include any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services) and any fees payable after contract renewals or extensions that are at the discretion of our customer. Many of our contracts require us to provide services over more than one year and may include professional fees required to enable our technology in certain environments we do not host or have direct control over. In some cases, our customers may have the ability to terminate our agreements on short notice and our pipeline does not consider the potential impact of any early termination. No assurance can be given that we will ultimately realize our full sales pipeline.

Unaudited	Three Months Ended			Six Months Ended
(in $000s)	June 30, 2025	June 30, 2024	Change	June 30, 2025	June 30, 2024	Change
Revenue	$24,013	$24,058	(0)%	$46,476	$48,211	(4)%
Operating loss	$(19,318)	$(20,306)	(5)%	$(40,952)	$(44,676)	(8)%
Net loss from continuing operations	$(26,798)	$(23,377)	15%	$(46,673)	$(49,577)	(6)%
Net loss	$(26,798)	$(22,231)	21%	$(46,673)	$(47,429)	(2)%
GAAP gross profit	$15,344	$16,415	(7)%	$29,058	$32,742	(11)%
Non-GAAP gross profit*	$16,535	$17,716	(7)%	$31,164	$34,922	(11)%
Non-GAAP net loss from continuing operations*	$(8,713)	$(9,703)	(10)%	$(19,843)	$(20,047)	(1)%
Non-GAAP net loss*	$(8,713)	$(6,850)	27%	$(19,843)	$(14,469)	37%

	Three Months Ended			Six Months Ended
Unaudited	June 30, 2025	June 30, 2024	Change	June 30, 2025	June 30, 2024	Change
Software Products & Services Revenue (in 000's)	$17,469	$15,632	12%	$31,952	$30,852	4%
Total Software Products & Services Customers(1)	3,067	3,437	(11)%	3,067	3,437	(11)%
Annual Recurring Revenue (in 000's)(2)	$62,599	$67,924	(8)%	$62,599	$67,924	(8)%
Total New Bookings (in 000's)(3)	$15,766	$14,047	12%	$15,766	$14,047	12%
Gross Revenue Retention(4)	>90%	>90%		>90%	>90%

(1)
“Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 during the last month of the quarter and also excludes any customers categorized by us as trial or pilot status. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.
(2)
“Annual Recurring Revenue” is calculated as Annual Recurring Revenue (SaaS), which is an annualized calculation of monthly recurring subscription-based SaaS revenue during the last month of the applicable quarter for all Total Software Products & Services customers, combined with Annual Recurring Revenue (Consumption), which is the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers. Management uses “Annual Recurring Revenue” and we believe Annual Recurring Revenue is useful to investors because it demonstrates our mix of subscription-based SaaS revenues as compared to consumption-based revenues.
(3)
“Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).
(4)
“Gross Revenue Retention” represents a calculation of our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the three months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software

Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn.

* See tables below for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definitions used for these and additional Software Products & Services Supplemental Financial Information.

Commercial Enterprise

•
Veritone Data Refinery (“VDR”) solution which helps enterprises transform unstructured data into AI-ready assets, has a qualified and near-term pipeline of over $20.0 million, up 33% from June 2025 estimates and up 100% from Q1 2025.
•
Veritone aiWARE processed an estimated 5 trillion tokens, derived from several million hours of audio and video in Q2 2025.
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Closed 11 software enterprise deals with clients such as Inter Milan, Laver Cup, United States Soccer Federation, Alpha Media, St. Louis Zoo, ESPN, and Big Ten Network.

Public Sector

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Public Sector solutions gained meaningful traction domestically and globally, with new customer acquisitions and a qualified and near-term pipeline of $189 million, up from $110 million in Q1 2025.
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Signed 35 new Public Sector customers, including the Riverside County Sheriff's Department and a top 5 police agency in the US. Additionally, we signed 95 renewal contracts in the quarter, further validating the critical nature of our AI software and strong customer retention.
•
Awarded sole source (one year plus four years) contract with the United States Air Force to provide advanced investigative, intelligence and counterintelligence capabilities in support of the DoD and inter-agency mission requirements through Veritone’s aiWARE platform, Intelligent Digital Evidence Management System ("iDEMS"), and professional services.
•
Executed agreement with Riverside County Sheriff’s Office for the deployment of Veritone’s industry-leading redaction software, part of its iDEMS product suite.

Financial Results for Three Months Ended June 30, 2025

Delivered second quarter revenue of $24.0 million, flat from the second quarter of 2024 driven by an improvement in Software Products and Services offset by a decline in Managed Services. Software Products & Services revenue of $17.5 million increased by $1.8 million, or 11.8%, year over year, principally due to growth from our Public Sector, which grew 90% or by $1.0 million and from our commercial software products and services, which grew by $0.8 million driven by VDR. Managed Services declined $1.9 million, or 22.3%, year over year principally driven by a decline in representation services, and by a one-time live representation campaign of $1.0 million in Q2 2024, that did not recur in Q2 2025, offset by a $0.1 million improvement in content licensing.

GAAP gross profit of $15.3 million decreased $1.1 million from $16.4 million in the second quarter of 2024 largely driven by a higher mix of lower-margin revenue, including VDR in Q2 2025 as compared to Q2 2024. GAAP gross margin of 63.9% declined 430 basis points from 68.2% in the second quarter of 2024 largely for the same reason. Non-GAAP gross margin was 68.9% as compared to 73.6% in the second quarter of 2024, a decline of 470 basis points.

Operating loss of $19.3 million improved by $1.0 million, or 4.9%, from a loss of $20.3 million in Q2 2024, principally driven by improvements made to the operating expense structure over the trailing twelve months, offset by lower GAAP gross profit. Net loss from continuing operations of $26.8 million increased from a net loss of $23.4 million for the second quarter of 2024 principally due to a $2.9 million non-cash charge recorded in Q2 2025 as the result of the change in estimated fair value of an earnout associated with our media divestiture in October 2024. Non-GAAP net loss from continuing operations of $8.7 million improved by 10%, or $1.0 million, from a loss of $9.7 million for the second quarter of 2024, principally due to lower operating losses driven by increased discipline on cost management, offset by lower gross profit due to a higher mix of lower-margin revenue.

Total Software Product & Services Customers of 3,067 as of June 30, 2025 decreased 10.8% compared to June 30, 2024. This decline was principally due to fewer consumption-based customers across Veritone Hire and the continuing impact of sunsetting legacy Career Builder customers, offset by an increase in public safety customers. Annual Recurring Revenue of $62.6 million decreased 7.8% year over year, driven by the expected decline in Commercial Enterprise consumption spending from customers.

Financial Results for Six Months Ended June 30, 2025

During the six months ended June 30, 2025, revenue of $46.5 million was down $1.7 million from $48.2 million in the six months ended June 30, 2024 principally due to a $2.8 million decline in Managed Services offset by a $1.1 million increase in Software Products and Services. The decline in Managed Services was principally driven by a $2.7 million decline in representation services, including our VeriAds services and by declines in live event services and VeriAds as a result of the more challenging macro environment. The increase in Software Products & Services revenue was due to growth from our Public Sector of $0.8 million and from our Commercial Software Products and Services of $0.3 million, which included growth from our VDR offerings offset by a decline in consumption based revenue across Veritone Hire.

GAAP gross profit of $29.1 million decreased $3.6 million from $32.7 million during the six months ended June 30, 2024 largely driven by the higher mix of lower margin revenue, including VDR in Q2 2025 as compared to Q2 2024. GAAP gross margin of 62.5% declined 540 basis points from 67.9% in the six months ended June 30,2024. Non-GAAP gross margin was 67.1% as compared to 72.4%, a decline of 530 basis points.

Operating loss of $41.0 million improved by $3.7 million or 8% from $44.7 million during the six months ended June 30, 2024, principally driven by improvements made to the operating expense structure over the past two years and a one-time expense of $1.5 million in Q1 2024 associated with our former CEO, offset by lower GAAP gross profit. Net loss from continuing operations of $46.7 million improved from a net loss of $49.6 million during the six months ended June 30, 2024 principally due to the improvement in operating loss. Non-GAAP net loss from continuing operations of $19.8 million was relatively flat when compared to the six months ended June 30, 2024 of $20.0 million.

Business Outlook

Third Quarter of 2025

•
Revenue is expected to be in the range of $28.0 million to $30.0 million, as compared to $22.0 million for the third quarter of 2024.
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Non-GAAP net loss is expected to be in the range of $6.5 million to $6.0 million, as compared to non-GAAP net loss of $11.1 million for the third quarter of 2024.

Full Year 2025

•
Revenue is expected to be in the range of $108 million to $115 million, as compared to $92.6 million for fiscal 2024, a 20% implied annual increase at the midpoint.
•
Non-GAAP net loss is expected to be in the range of $30.0 million to $25.0 million, as compared to non-GAAP net loss of $40.8 million for fiscal 2024, a 33% implied annual decrease at the midpoint.

These updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.

Conference Call

Veritone will hold a conference call to deliver management’s prepared remarks on August 7, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its second quarter 2025 results, provide an update on the business and conduct a question-and-answer session. To participate, please join the conference call or live audio webcast links or use the following dial-in numbers and ask to be connected to the Veritone earnings conference call. To avoid any delays, please join at least fifteen minutes prior to the start of the call.

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Conference Call
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Live Audio Webcast
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Domestic Call Number: (844) 750-4897
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International Call Number: (412) 317-5293

A replay of the conference call can be accessed one hour after the end of the conference call through August 14, 2025. The full webcast replay will be available through August 7, 2026. To access the earnings webcast replay please visit the Veritone Investor Relations website.

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Domestic Replay Number: (877) 344-7529
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International Replay Number: (412) 317-0088
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Replay Access Code: 5416612

About the Presentation of Supplemental Non-GAAP Financial Information and Key Performance Indicators

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss), Non-GAAP net income (loss) from continuing operations, and Non-GAAP net income from discontinued operations. The Company also provides certain key performance indicators (KPIs), including Total Software Products & Services Customers, Annual Recurring Revenue, Annual Recurring Revenue (SaaS), Annual Recurring Revenue (Consumption), Total New Bookings and Gross Revenue Retention. The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Non-GAAP net income (loss) is the Company’s net income (loss), adjusted to exclude net income from discontinued operations, net of income taxes, interest expense, net, income taxes, depreciation and amortization, stock-based compensation, change in fair value of earnout receivable, contingent purchase compensation expense, foreign currency impact and other, acquisition and due diligence costs, (gain) loss on asset disposition, severance and executive transition costs, other non-recurring items, and non-GAAP net income from discontinued operations. Non-GAAP net income (loss) from continuing operations is net loss from continuing operations adjusted to exclude net income from discontinued operations, net of income taxes, interest expense, net, income taxes, depreciation and amortization, stock-based compensation, change in fair value of earnout receivable, contingent purchase compensation expense, foreign currency impact and other, acquisition and due diligence costs, (gain) loss on asset disposition, severance and executive transition costs, and other non-recurring items. Non-GAAP net income from discontinued operations is net income from discontinued operations adjusted to exclude interest expense, net, income taxes, depreciation and amortization, stock-based compensation, acquisition due diligence costs, and severance and executive transition costs.

Non-GAAP gross profit is defined as gross profit with adjustments to add back depreciation and amortization related to cost of revenue. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Reconciliations of each of these non-GAAP financial measures to the most closely comparable GAAP financial measure, including a breakdown of the excluded items noted above are included following the financial statements attached to this news release. These non-GAAP financial measures are not calculated and presented in accordance with GAAP and should not be considered as an alternative to net income (loss), operating income (loss), net income (loss) from continuing operations, net income (loss) from discontinued operations, gross profit, gross margin or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity.

The Company has provided these non-GAAP financial measures and KPIs because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting, budgeting and measuring annual bonus compensation targets for executive personnel, including the Company’s named executive officers. Non-GAAP net income (loss) provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of items that are often unrelated to overall operating performance. Non-GAAP gross profit and Non-GAAP gross margin allow investors and management to analyze the Company’s operating performance by excluding expenses that are not directly related to the cost of providing goods and services. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Software Products & Services consists of revenue generated from the Company’s aiWARE platform and Veritone Hire solutions’ talent acquisition solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consists of revenues generated from content licensing customers, representation services, and, to a lesser extent, from advertising customers and related services.

About Veritone

Veritone (NASDAQ: VERI) builds human-centered enterprise AI solutions. Serving customers in the media, entertainment, public sector and talent acquisition industries, Veritone’s software and services empower individuals at the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere. To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation, statements regarding our expected total revenue and non-GAAP net loss for Q3 2025 and for full year 2025, the performance and function of Veritone Data Refinery, customer acquisition, customer transaction pipelines and the estimated values thereof, our cost reduction and restructuring initiatives, and our ability to achieve profitability by the later portion of 2026. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “outlook,” “should,” “could,” “estimate,” “confident” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, expectations, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things: our ability to continue as a going concern, including our ability to service our debt obligations as they come due over the next twelve months and beyond; our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital and liquidity to support our operations, our business growth, service our debt obligations and refinance maturing debt obligations, and the availability of such capital on acceptable terms, if at all; declines in key customers’ usage of our products and other offerings; our ability to realize the intended benefits of our acquisitions, sales, divestitures, and other existing or planned cost-saving measures, including the sale of our full service advertising agency, Veritone One, LLC, and our ability to successfully integrate our acquisition of Broadbean; our identification of existing material weaknesses in our internal control over financial reporting and plans for remediation; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; actions by our competitors, partners and others that may block us from using third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions, performance problems or security issues with our technology and infrastructure, or that of third parties with whom we work; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including the Russia-Ukraine conflict, the Israel-Hamas war and conflict in the surrounding regions, financial instability, inflation and the responses by central banking authorities to control inflation, monetary supply shifts, high interest rates, the imposition of tariffs, trade tensions, and global trade disputes, and the threat of recession in the United States and around the world on our business operations and those of our existing and potential customers; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Certain of these judgments and risks are discussed in more detail in our most recently-filed Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q and other periodic reports filed from time to time with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. The forward-looking statements contained herein reflect our beliefs, estimates and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors@veritone.com

Investor Relations:

Cate Goldsmith

Prosek Partners

914-815-7678

cgoldsmith@prosek.com

Source: Veritone, Inc.

Veritone, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$13,568	$16,911
Accounts receivable, net	31,859	31,997
Prepaid expenses and other current assets	12,513	10,498
Total current assets	57,940	59,406
Property, equipment, and improvements, net	10,676	10,052
Intangible assets, net	47,732	59,500
Goodwill	53,110	53,110
Restricted cash	288	407
Other assets	17,060	15,585
Total assets	$186,806	$198,060
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,088	$11,023
Deferred revenue	12,345	12,056
Term Loan, current portion	7,750	7,750
Accrued purchase compensation, current portion	1,213	1,200
Accrued expenses and other current liabilities	28,446	28,928
Total current liabilities	64,842	60,957
Convertible Notes	90,428	90,135
Term Loan, non-current portion	18,669	21,316
Accrued purchase compensation, non-current portion	—	900
Other non-current liabilities	11,649	11,300
Total liabilities	185,588	184,608
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, par value $0.001 per share; 150,000,000 shares authorized; 47,583,142 and 40,217,628 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	55	41
Additional paid-in capital	515,982	480,477
Accumulated other comprehensive income (loss)	(866)	214
Accumulated deficit	(513,953)	(467,280)
Total stockholders' equity	1,218	13,452
Total liabilities and stockholders' equity	$186,806	$198,060

Veritone, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue	$24,013	$24,058	$46,476	$48,211
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	7,478	6,342	15,312	13,289
Sales and marketing	11,096	11,208	21,201	21,156
Research and development	4,932	6,082	10,138	14,507
General and administrative	12,653	13,855	26,657	29,633
Depreciation and amortization	7,172	6,877	14,120	14,302
Total operating expenses	43,331	44,364	87,428	92,887
Operating loss	(19,318)	(20,306)	(40,952)	(44,676)
Interest expense, net	3,434	3,034	6,062	5,496
Other expense (income), net	3,162	115	(899)	528
Loss from continuing operations before income taxes	(25,914)	(23,455)	(46,115)	(50,700)
Income taxes	884	(78)	558	(1,123)
Net loss from continuing operations	(26,798)	(23,377)	(46,673)	(49,577)
Net income from discontinued operations, net of income taxes	—	1,146	—	2,148
Net loss	$(26,798)	$(22,231)	$(46,673)	$(47,429)
Earnings (Loss) per share:
Loss per share from continuing operations, basic and diluted	$(0.54)	$(0.62)	$(0.95)	$(1.32)
Earnings per share from discontinued operations, basic and diluted	$—	$0.03	$—	$0.06
Loss per share, basic and diluted	$(0.54)	$(0.59)	$(0.95)	$(1.26)
Weighted-average common shares outstanding used in computing loss per share, basic and diluted	49,626,642	37,814,019	48,988,604	37,583,623

Veritone, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Six Months Ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net loss	$(46,673)	$(47,429)
Less: net income from discontinued operations, net of income taxes	—	(2,148)
Net loss from continuing operations	(46,673)	(49,577)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,120	14,302
Stock-based compensation	3,453	3,593
Non-cash interest expense	2,507	2,833
Deferred income taxes	(315)	(2,464)
Provision for credit losses	668	548
Reduction in carrying amount of operating lease right-of-use assets	489	237
Change in fair value of earnout receivable	(784)	—
Changes in operating assets and liabilities:
Accounts receivable	(530)	3,339
Prepaid expenses and other current assets	815	2,065
Other assets	(11)	30
Accounts payable	3,570	(7,738)
Deferred revenue	289	653
Accrued expenses and other current liabilities	(2,797)	500
Other non-current liabilities	(78)	341
Net cash used in operating activities – continuing operations	(25,277)	(31,338)
Net cash provided by operating activities – discontinued operations	—	3,547
Net cash used in operating activities	(25,277)	(27,791)
Cash flows from investing activities:
Capital expenditures	(2,311)	(3,247)
Sale of non-marketable equity investment	—	1,800
Net cash used in investing activities – continuing operations	(2,311)	(1,447)
Net cash used in investing activities – discontinued operations	—	(152)
Net cash used in investing activities	(2,311)	(1,599)
Cash flows from financing activities:
Repayment of senior secured term loan	(3,875)	(1,938)
Proceeds from issuance of stock and pre-funded warrants under registered direct offerings and at-the-market offering, net of offering costs	29,449	—
Debt issuance costs	(114)	—
Proceeds from issuance of stock under employee stock plans, net	140	235
Taxes paid related to net share settlement of equity awards	(341)	(456)
Settlement of deferred consideration for acquisitions	—	(1,800)
Net cash provided by (used in) financing activities – continuing operations	25,259	(3,959)
Net cash provided by financing activities – discontinued operations	—	—
Net cash provided by (used in) financing activities	25,259	(3,959)
Effect of exchange rates on cash, cash equivalents, and restricted cash	(1,133)	—
Net change in cash, cash equivalents, and restricted cash	(3,462)	(33,349)
Cash, cash equivalents, and restricted cash, beginning of period	17,318	80,306
Cash, cash equivalents, and restricted cash, end of period	13,856	46,957
Less: cash, cash equivalents, restricted cash included in discontinued operations	—	(39,357)
Cash, cash equivalents, and restricted cash included in continuing operations	$13,856	$7,600

Veritone, Inc.

Revenue Detail (unaudited)

(in thousands)

	Three Months Ended
	June 30, 2025			June 30, 2024
	Commercial Enterprise	Public Sector	Total	Commercial Enterprise	Public Sector	Total
Software Products & Services	$15,334	$2,135	$17,469	$14,510	$1,122	$15,632

Managed Services:
Representation Services	1,529	—	1,529	3,541	—	3,541
Licensing	5,015	—	5,015	4,885	—	4,885
Total Managed Services	6,544	—	6,544	8,426	—	8,426

Total revenue	$21,878	$2,135	$24,013	$22,936	$1,122	$24,058

	Six Months Ended
	June 30, 2025			June 30, 2024
	Commercial Enterprise	Public Sector	Total	Commercial Enterprise	Public Sector	Total
Software Products & Services	$28,483	$3,469	$31,952	$28,212	$2,640	$30,852

Managed Services:
Representation Services	4,301	—	4,301	7,033	—	7,033
Licensing	10,223	—	10,223	10,326	—	10,326
Total Managed Services	14,524	—	14,524	17,359	—	17,359

Total revenue	$43,007	$3,469	$46,476	$45,571	$2,640	$48,211

Veritone, Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss (unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net loss	$(26,798)	$(22,231)	$(46,673)	$(47,429)
Net income from discontinued operations, net of income taxes	—	(1,146)	—	(2,148)
Interest expense, net	3,434	3,034	6,062	5,496
Income taxes	884	(78)	558	(1,123)
Depreciation and amortization	7,172	6,877	14,120	14,302
Stock-based compensation	1,710	2,059	3,453	3,593
Change in fair value of earnout receivable	2,870	—	(784)	—
Contingent purchase compensation expense	138	568	213	885
Foreign currency impact and other	254	(61)	(162)	355
Acquisition and due diligence costs	588	202	856	1,105
(Gain) Loss on asset disposition	—	170	—	170
Severance and executive transition costs	1,035	903	1,500	4,747
Other non-recurring items(1)	—	—	1,014	—
Non-GAAP net loss from continuing operations	(8,713)	(9,703)	(19,843)	(20,047)
Non-GAAP net income from discontinued operations(2)	—	2,853	—	5,578
Non-GAAP net loss	$(8,713)	$(6,850)	$(19,843)	$(14,469)

(1)
Other non-recurring items for the six months ended June 30, 2025 consists of fees paid to the lenders of our senior secured term loan in connection with the Limited Consent to the Credit Agreement entered into on March 13, 2025.
(2)
A reconciliation of non-GAAP net income from discontinued operations to GAAP net income from discontinued operations for the three and six months ended June 30, 2024 is set forth in the table below.

Veritone, Inc.

Reconciliation of GAAP Net Income from Discontinued Operations to Non-GAAP Net Income from Discontinued Operations (unaudited)

(in thousands)

	Three Months Ended	Six Months Ended
	June 30, 2024	June 30, 2024
Net income from discontinued operations, net of income taxes	$1,146	$2,148
Interest expense, net	1,463	2,991
Income taxes	35	35
Depreciation and amortization	82	159
Stock-based compensation	80	154
Acquisition and due diligence costs	39	77
Severance and executive transition costs	8	14
Non-GAAP net income from discontinued operations	$2,853	$5,578

Veritone, Inc.

Reconciliation of Expected Non-GAAP Net Loss Range to Expected GAAP Net Loss Range (unaudited)

(in millions)

	Three Months Ending	Year Ending
	September 30, 2025	December 31, 2025
Net loss	$(19.0) to $(16.5)	$(80.0) to $(67.0)
Interest expense, net	$3.0 to $2.5	$12.0 to $10.0
Income taxes	$— to $(0.5)	$— to $(2.0)
Depreciation and amortization	$7.5 to $7.0	$30.0 to $28.0
Stock-based compensation	$2.0 to $1.5	$8.0 to $6.0
Non-GAAP net loss	$(6.5) to $(6.0)	$(30.0) to $(25.0)

Veritone, Inc.

Supplemental Financial Information (unaudited)

We are providing the following unaudited supplemental financial information as a lookback of prior years to explain our recent historical and year-over-year performance.

	Quarter Ended
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Total Software Products & Services Customers(1)	3,437	3,291	3,237	3,156	3,067
Annual Recurring Revenue (SaaS) (in 000's)(2)	$49,223	$48,269	$47,549	$47,494	$50,350
Annual Recurring Revenue (Consumption) (in 000's)(3)	$18,701	$15,011	$11,245	$11,223	$12,249
Total New Bookings (in 000's)(4)	$14,047	$16,471	$13,228	$15,835	$15,766
Gross Revenue Retention(5)	>90%	>90%	>90%	> 90%	> 90%

(1)
“Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 during the last month of the quarter and also excludes any customers categorized by us as trial or pilot status. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.
(2)
“Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring subscription-based SaaS revenue during the last month of the applicable quarter for all Total Software Products & Services customers. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to consumption-based revenues and the split between the two allows us to delineate between predictable recurring SaaS revenues and more volatile consumption-based revenues.
(3)
“Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to consumption-based revenues and the split between the two allows us to delineate between predictable recurring SaaS revenues and more volatile consumption-based revenues.
(4)
“Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).
(5)
“Gross Revenue Retention” represents a calculation of our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the three months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn.

Veritone, Inc.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue	$24,013	$24,058	$46,476	$48,211
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	7,478	6,342	15,312	13,289
Depreciation and amortization related to cost of revenue	1,191	1,301	2,106	2,180
GAAP gross profit	15,344	16,415	29,058	32,742
Depreciation and amortization related to cost of revenue	1,191	1,301	2,106	2,180
Non-GAAP gross profit	$16,535	$17,716	$31,164	$34,922
GAAP gross margin	63.9%	68.2%	62.5%	67.9%
Non-GAAP gross margin	68.9%	73.6%	67.1%	72.4%